Media Contact:         David Rubinger 404.502.1240 / david.rubinger@statebt.com
Investor Relations Contact:    Jeremy Lucas 404.239.8626 / jeremy.lucas@statebt.com

State Bank and Trust Company Creates Insurance Division with Acquisition

ATLANTA AND MACON, GEORGIA, March 2, 2015 - State Bank and Trust Company, a wholly-owned subsidiary of State Bank Financial Corporation (NASDAQ: STBZ), announced today that it has launched an insurance division to offer State Bank customers a full range of personal and commercial insurance products. State Bank enters the insurance business through the acquisition of substantially all of the assets of Boyett Agency, LLC, a privately owned, 61-year-old independent insurance agency based in Dalton, Georgia. The terms of the transaction were not disclosed.
“This acquisition delivers more than 40 top-rated carrier relationships to State Bank, providing the bank a solid opportunity to build deeper client relationships and continue to diversify the bank’s income stream.” said State Bank and Trust CEO Tom Wiley.
“There is a natural synergy with our growing homebuilder finance and mortgage lending groups, where the bank will be equipped to offer a full suite of insurance products with greater convenience, value and service.”
The addition of Boyett Agency’s assets is not expected to have a material impact on State Bank’s noninterest income in the near future.   “We look forward to leveraging the agency’s carrier relationships by providing our significant customer base a full line of insurance solutions,” Wiley added.

About State Bank Financial Corporation
State Bank Financial Corporation is an Atlanta-based bank holding company for State Bank and Trust Company and First Bank of Georgia. State Bank operates 21 banking offices in Metro Atlanta and Middle Georgia. First Bank of Georgia operates seven banking offices and four mortgage origination offices in the Augusta and Savannah, Georgia MSAs.

Cautionary Note Regarding Forward-Looking Statements
Some of the statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include statements regarding our acquisition of Boyett Agency, including our expectation that the acquisition will not have a material impact on the bank’s non-interest income in the near future and our ability to build deeper client relationships and diversify the bank’s income stream as a result of the transaction. These forward-looking statements are subject to risks, uncertainties and other factors, including the reaction to the acquisition by each party’s customers, employees and counterparties, and those contained in the “Risk Factors” and the forward-looking statement disclosure in State Bank Financial Corporation’s Annual Report on Form 10-K for the most recently ended fiscal year, any of which could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. All forward-looking statements speak only as of the date of this press release. State Bank Financial Corporation undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

To learn more about State Bank, visit www.statebt.com.